                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                       CONTACT:
AUGUST 7, 2001                              Mark E. Brody
                                            Chief Financial Officer
                                            (216) 861-9197


WATERLINK ANNOUNCES THIRD QUARTER RESULTS, RETURN TO PROFITABLITY FOR CONTINUING OPERATIONS AND SALE OF TWO EUROPEAN SUBSIDIARIES


         Cleveland, Ohio--August 7, 2001--Waterlink, Inc. (OTCBB: WLKN) today announced results for its third fiscal quarter. Net sales from continuing operations were $21.9 million for the current quarter as compared to $21.4 million in the prior year quarter, an increase of 2.5%. Sales increases were realized in the current year quarter at both the Specialty Products and Pure Water Divisions, with increases of 3.1% and 0.5%, respectively. The increase at the Specialty Products Division was primarily related to revenue on system orders that were delayed from the first half of fiscal 2001. Bookings from continuing operations for the quarter ended June 30, 2001 were $21.7 million, resulting in backlog from continuing operations at June 30, 2001 of $24.0 million, which is slightly below the March 31, 2001 backlog of $24.2 million. The current backlog represents a 35.3% increase from the backlog for continuing operations at June 30, 2000 due primarily to strong systems orders within the Pure Water Division at the end of the current quarter and a carryover of a large systems backlog for the Specialty Products Division from earlier in the fiscal year.

         As announced at the end of the prior quarter, Waterlink's continuing operations are now comprised of its Specialty Products and Pure Water Divisions, as the Company's Board of Directors has approved a plan to sell the European Water and Wastewater Division. During July 2001 the Company completed the sale of two subsidiaries within the European Water and Wastewater Division; Waterlink UK Limited located in England and Waterlink OY located in Finland. With regard to the sale of these two businesses, Scott King, Waterlink's President and Chief Executive Officer, commented, "Although the proceeds from these two sales were not significant, the sale of the operations in both the UK and in Finland should enhance our ability to sell the remaining businesses within the European Water and Wastewater Division located in Sweden and in Germany."

          For the quarter ended June 30, 2001 the Company recorded income from continuing operations of $80,000, or $0.00 per share, as compared to a loss from continuing operations of $196,000, or ($0.01) per share in the prior year quarter. The improvement in income from continuing operations was primarily the result of the increase in sales and cost reductions within the corporate office, partially offset by a $124,000 increase in the amortization of deferred financing costs due to an acceleration of the maturity date of the Company's Senior Credit Facility which occurred earlier in the fiscal year. The current quarter net loss of $348,000, or ($0.02) per share, includes the current quarter loss from discontinued operations of $428,000, or

($0.02) per share. Nearly all of the loss from discontinued operations was attributable to the two European subsidiaries mentioned previously that were sold in July 2001. The Company reported a net loss of $340,000, or ($0.02) per share, during the same period last year, which included a loss from discontinued operations of $144,000, or ($0.01) per share.

         Scott King, commenting on the Company's recent results, "We are pleased with the performance of our Specialty Products and Pure Water Divisions. On a combined basis our continuing operations experienced their second consecutive quarter of growth in both sales and profitability, and of significant note, we were able to report income from continuing operations during the third quarter." Mr. King concluded, "We continue to explore various alternatives in which to maximize shareholder value under our strategic alternative process that was announced last year, although we have no developments to report at this time."

         For the nine-month period ended June 30, 2001, the Company reported net sales of $59.4 million as compared to $62.1 million for the same period last year, a decrease of 4.4%. With regard to the comparable nine-month periods, the Pure Water Division realized an increase in sales of 5.3% due to higher bookings in the current fiscal year; and net sales at the Specialty Products Division decreased by 7.4%, primarily due to a combination of lower carbon sales and certain systems orders previously received being delayed until the latter part of fiscal 2001.

         For the nine-month period ended June 30, 2001 the Company recorded a loss from continuing operations of $2,146,000, or ($0.11) per share, as compared to a loss from continuing operations of $37,000, or ($0.00) per share, in the prior year. The current year includes an increase in the amortization of deferred financing costs of $896,000, which was discussed previously in the current quarter's results. The net loss of $20,832,000 for the nine-month period ended June 30, 2001, or ($1.06) per share, includes the estimated loss on the disposal of the European Water and Wastewater Division and the loss on the disposal of the Separations Division, both recorded in previous quarters, which together totaled $17,475,000. In addition, the Company recorded a loss from discontinued operations of $1,211,000 during the current nine-month period. When combined with the estimated loss of disposal of discontinued operations recorded this fiscal year, the total loss related to discontinued operations for the nine-months ended June 30, 2001 totaled $18,686,000, or ($0.95) per share. The Company reported a net loss of $216,000, or ($0.01) per share, during the same period last year, which included a loss from discontinued operations of $179,000, or ($0.01) per share.

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including order and backlog levels, operating results, cost reductions, and the availability of and ability to consummate alternative strategies. These forward-looking statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially. Such factors include, but are not limited to, economic and competitive pressures in certain market segments, improvement and timing of order intake and revenue growth, changes in operating costs, access to and cost of capital, unanticipated liabilities, changes in governmental regulation and the success of the Company's exploration of strategic alternatives. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission, including the sections entitled "Forward-Looking

Statements" and "Risk Factors", beginning on page 19, of the Company's annual report on Form 10-K for its fiscal year ended September 30, 2000.

         Waterlink is an international provider of integrated water purification and wastewater treatment solutions, treating process water and wastewater for its industrial customers and drinking water for its municipal customers. Waterlink's executive offices are located in Cleveland, Ohio, USA.

         More information about Waterlink can be obtained on the internet at www.waterlink.com, by e-mail inquiry to waterlink@waterlink.com, or by contacting Mark Brody, Waterlink, Inc., 1350 Euclid Avenue, Suite 1010, Cleveland, Ohio 44115 USA at 216-861-9195.

                        WATERLINK, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

                                                       Three Months Ended           Nine Months Ended
                                                            June 30,                     June 30,
                                                     2000           2001           2000           2001
                                                   --------       --------       --------       --------
                                                          (In thousands, except per share data)

 Net sales                                         $ 21,379       $ 21,914       $ 62,131       $ 59,373
 Cost of sales                                       15,625         16,108         45,108         44,390
                                                   --------       --------       --------       --------
 Gross profit                                         5,754          5,806         17,023         14,983


 Selling, general and administrative expenses         4,168          3,903         12,134         11,406
 Amortization                                           235            217            624            653
                                                   --------       --------       --------       --------
 Operating income                                     1,351          1,686          4,265          2,924

 Other income (expense):
   Interest expense                                  (1,393)        (1,300)        (3,419)        (3,620)
   Amortization of financing costs                     (107)          (231)          (358)        (1,254)
   Other items-net                                       58            (75)            37           (196)
                                                   --------       --------       --------       --------
 Income (loss) before income taxes                      (91)            80            525         (2,146)
 Income taxes                                           105              -            562              -
                                                   --------       --------       --------       --------
 Income (loss) from continuing operations              (196)            80            (37)        (2,146)

 Discontinued operations:
   Loss from discontinued operations                   (144)          (428)          (179)        (1,211)
   Estimated loss on disposal of discontinued
      operations                                          -              -              -        (17,475)
                                                   --------       --------       --------       --------
 Net loss                                          $   (340)      $   (348)      $   (216)      $(20,832)
                                                   ========       ========       ========       ========

 Earnings (loss) per common share-
    basic and assuming dilution
      Continuing operations                        $  (0.01)      $   0.00       $  (0.00)      $  (0.11)
      Discontinued operations                         (0.01)         (0.02)         (0.01)         (0.95)
                                                   --------       --------       --------       --------
                                                   $  (0.02)      $  (0.02)      $  (0.01)      $  (1.06)
                                                   ========       ========       ========       ========

Weighted average common shares outstanding-
   basic and assuming dilution                       19,486         19,660         19,194         19,660

                        WATERLINK, INC. AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEETS-UNAUDITED

                                           September 30,   June 30,
                                               2000           2001
                                             --------      --------
ASSETS                                          (In thousands)
Current assets:
  Cash and cash equivalents                  $  2,735      $  2,361
  Trade accounts receivable, net               13,357        11,519
  Inventories                                  12,368        13,867
  Costs in excess of billings                   4,347         4,555
  Other current assets                          1,409         1,277
  Net assets of discontinued operations        33,355         5,551
                                             --------      --------
Total current assets                           67,571        39,130

Property, plant and equipment, at cost:
  Land, buildings and improvements              1,482         1,573
  Machinery and equipment                       5,969         6,101
  Office equipment                              1,606         1,617
                                             --------      --------
                                                9,057         9,291
  Less accumulated depreciation                 2,331         3,093
                                             --------      --------
                                                6,726         6,198

Other assets:
  Goodwill, net                                33,354        32,067
  Other assets                                  3,279         2,154
                                             --------      --------
                                               36,633        34,221
                                             --------      --------
Total assets                                 $110,930      $ 79,549
                                             ========      ========

                        WATERLINK, INC. AND SUBSIDIARIES

                                                         September 30,     June 30,
                                                             2000            2001
                                                           ---------       ---------
                                                                (In thousands,
LIABILITIES AND SHAREHOLDERS' EQUITY                           except share data)
Current liabilities:
  Accounts payable-trade                                   $   7,598       $   7,059
  Accrued expenses                                             7,046           7,205
  Billings in excess of cost                                     725             907
  Accrued income taxes                                           429              19
  Current portion of long-term debt                           71,139          56,147
                                                           ---------       ---------
Total current liabilities                                     86,937          71,337

Long-term debt                                                    12               6

Shareholders' equity:
  Preferred Stock, $.001 par value, 10,000,000 shares
    authorized, none issued and outstanding                        -               -
  Common Stock, voting, $.001 par value,
    authorized - 40,000,000 shares,
    issued and outstanding - 19,659,694 shares
    at September 30, 2000 and June 30, 2001                       20              20
  Additional paid-in capital                                  92,087          92,179
  Accumulated other comprehensive loss                        (8,250)         (3,285)
  Accumulated deficit                                        (59,876)        (80,708)
                                                           ---------       ---------
Total shareholders' equity                                    23,981           8,206
                                                           ---------       ---------
Total liabilities and shareholders' equity                 $ 110,930       $  79,549
                                                           =========       =========